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                AMENDMENT TO 1986 EXECUTIVE STOCK PLAN

COMPENSATION COMMITTEE
OF THE BOARD OF DIRECTORS
SUNTRUST BANKS, INC.

February 10, 1998


The SunTrust Banks, Inc. 1986 Executive Stock Plan (the "Plan"), is hereby amended, effective as of February 10, 1998, as set forth below.

Any term which is not defined below shall have the meaning set forth in the Plan.

1. Section 8.1 of the Plan is hereby amended by adding a paragraph at the end thereof as follows:

The Committee shall also have the right to insert provisions in any Restricted or Performance Stock Agreement, either at the time such Restricted or Performance Stock Agreement is entered into or subsequent to such time, whereby the Restricted or Performance Stock (or a portion thereof) granted under such Restricted or Performance Stock Agreement may be converted into units, each of which will have a value equal at all times to a share of Stock (each such unit, a "Phantom Stock Unit"). Phantom Stock Units shall be subject to such terms and conditions (including, but not limited to the payment of dividends or the crediting of dividend equivalents in respect of such Phantom Stock Units) not inconsistent with this Plan as the Committee may, in its sole discretion, determine.

IN WITNESS WHEREOF, SunTrust Banks, Inc. has caused this Amendment to be executed by a duly authorized officer as of the day and year first above written.

SUNTRUST BANKS, INC.

By: _______________________________

    _______________________________